Azenta Announces Strategic Investments to Advance the Next Generation of GENEWIZ Gene Synthesis Capabilities Exclusive licensing agreement with Elegen and acquisition of SynPlexity strengthen gene synthesis capabilities, expand high-throughput discovery workflows, and position GENEWIZ for long-term growth BURLINGTON, Mass., Oct. 30, 2026 /PRNewswire/ -- Azenta, Inc. (Nasdaq: AZTA) today announced strategic investments to advance the next phase of growth for its GENEWIZ business. Building on its trusted brand, scientific expertise, global commercial engine, and operational infrastructure, Azenta is expanding its capabilities through an exclusive licensing agreement with Elegen Corp., a developer of advanced cell-free DNA manufacturing technology, and the acquisition of SynPlexity Inc., a synthetic biology company providing high-throughput gene libraries for biological discovery. The license agreement with Elegen brings into the GENEWIZ portfolio an innovative cell-free DNA synthesis platform designed to improve DNA quality, delivery speed, and manufacturing scalability. Its capabilities include sequence-verified DNA constructs and templates to simplify preparation for downstream experiments, including antibody discovery. The compact production workflows also enable regional capacity to be added close to customers to respond to demand as needed. Azenta has also acquired SynPlexity, adding pooled gene assembly technology that provides thousands of full- length gene variants in a single library. These capabilities address the increasing scale of biological design by enabling researchers to efficiently build and test large numbers of candidates, including AI-generated designs. “These strategic investments strengthen the competitive position of GENEWIZ by expanding the products and capabilities we can bring to customers and are key to accelerating our growth,” said Trey Martin, President, Multiomics at Azenta. “By combining these advanced technologies with our global infrastructure and existing gene-to-antibody portfolio, we are building a differentiated platform poised to accelerate the next era of biologics discovery and development.” Since its founding in New Jersey in 1999, GENEWIZ has built a global sequencing and gene synthesis business grounded in scientific expertise, customer focus, and operational excellence. These investments complement and extend that foundation into higher-growth applications across synthetic biology, protein engineering, and AI-enabled drug discovery. Additional details will be provided during Azenta’s fourth quarter fiscal 2026 earnings call. About Azenta Life Sciences Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling life science organizations around the world to bring impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey. Azenta is headquartered in Burlington, MA, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com

About Elegen Elegen uses proprietary cell-free technologies to build longer, higher-quality DNA on a faster timeline for agricultural, chemical, healthcare, and pharma industries. About SynPlexity SynPlexity is a DNA assembly technology company providing products and services centered on large, multiplexed libraries for functional screening, drug discovery, therapeutics, and other applications. Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Azenta’s plans to develop, integrate, manufacture and commercialize products using the licensed and acquired technologies and the anticipated benefits of the transactions, including expected improvements in gene synthesis capabilities, expansion of the GENEWIZ offerings and markets, customer adoption and demand, and financial, operational and strategic benefits. Actual results could differ materially from those expressed or implied due to risks and uncertainties, including Azenta’s ability to transfer, validate, integrate and scale the technologies, achieve expected technical and commercial performance, protect relevant intellectual property and realize the anticipated benefits, as well as the risks described under “Risk Factors” in Azenta’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as updated or supplemented by subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and Azenta undertakes no obligation to update them except as required by law. INVESTOR CONTACT for Azenta Life Sciences: Yvonne Perron Vice President, Financial Planning & Analysis, and Investor Relations ir@azenta.com Maria Isabel Cuartas Manager, Investor Relations ir@azenta.com